EXHIBIT 99

MBT Financial Corp. Announces Fourth Quarter 2010 Results

MONROE, Mich., January 27, 2011 – MBT Financial Corp., (Nasdaq: MBTF), the parent company of Monroe Bank & Trust, reported a net loss of $7.5 million, or $0.44 per share, in the fourth quarter of 2010, compared to the loss of $25.1 million, or $1.55 per share in the fourth quarter of 2009. The loss was due to continuing elevated credit costs, a decrease in the net interest income, and an increase in the valuation allowance for the deferred tax assets. The Company reported a 2010 full year net loss of $11.9 million, or $0.72 per share, compared to the loss of $34.2 million, or $2.11 per share for 2009. The pre-tax loss for the quarter was $4.4 million, or $0.25 per share compared to $18.7 million, or $1.16 per share, in the fourth quarter of 2009. The year to date pre-tax loss of $8.7 million, or $0.53 per share is significantly lower than the pre-tax loss last year of $34.3 million, or $2.12 per share in 2009.

The Net Interest Income for the fourth quarter of 2010 was $8.8 million, a decrease of $1.3 million, or 12.7% compared to the same period in 2009. The net interest income decreased because the average earning assets decreased $141.6 million, or 11.0%, and the net interest margin decreased 10 basis points from 3.22% to 3.12%. The decrease in average earning assets included a decrease of $95.9 million, or 11.0%, in average loans, as weak economic conditions continue to have a negative impact on loan demand and growth.

Non interest income, excluding securities gains, increased 5.1% from $4.0 million in the fourth quarter of 2009 to $4.2 million in the fourth quarter of 2010. Total non interest expenses decreased $1.5 million, or 12.9%. The bank’s efforts to control expenses resulted in significant reductions in salaries, employee benefits, and occupancy expenses. Excluding OREO losses, write downs, and carrying costs and FDIC deposit insurance assessments, non interest expenses decreased 3.8% from $8.4 million to $8.1 million in the fourth quarter of 2010 compared to the fourth quarter of 2009.

Total assets of the company decreased $124.0 million compared to December 31, 2009, mainly due to the previously mentioned decrease in loan demand and a reduction in borrowed funds. Core deposit activity remains strong and non interest bearing demand deposits increased by 9.8% over the 12 month period. Total Deposits were unchanged at $1.032 billion, but in market deposits increased $16.2 million to replace maturing brokered certificates of deposit, which decreased 25.6% from $63.2 million at December 31, 2009 to $47.0 million at December 31, 2010.

Although we recorded a loss for the year of $11.9 million, capital only decreased $7.8 million this year, and the ratio of equity to assets, a key indicator of bank strength and safety, only decreased from 5.91% at December 31, 2009 to 5.88% at December 31, 2010. In addition, the company’s liquidity position strengthened, with cash and investments increasing from 29.9% of assets at the end of 2009 to 31.7% at the end of 2010.

H. Douglas Chaffin, President and CEO, commented, “Our results for the fourth quarter and full year 2010 are significantly better than the same periods in 2009.  However, the prolonged recession continues to impact our asset quality and earnings. Fortunately, southeast Michigan is beginning to experience some indications that the national economic recovery that began in 2009 is spreading to our area. Real estate values are more stable, unemployment is improving, and commercial activity is increasing. Our net interest margin decreased slightly this quarter as our loan portfolio continued to shrink and we increased the amount of our assets held in lower yielding cash and securities.  This increase in liquidity will allow us to meet the needs of our customers as loan demand improves, and will enable us to improve net interest margins when interest rates rise.”

Mr. Chaffin concluded, “We will continue to focus our efforts on improving asset quality, maintaining liquidity, strengthening capital, seeking new sources of revenue, and controlling expenses. During the second half of 2010 we were able to raise some capital through our private placement of debt and equity securities. Coupled with the decrease in assets, this additional capital helped offset our loss and maintain adequate capital ratios at the Bank. We still have much work ahead of us given our current environment.  Our focus on asset quality, earnings, and capital is producing results, and we remain confident in our ability to maintain our position as the premier independent provider of financial services in the communities we serve.”

Conference Call
MBT Financial Corp. will hold a conference call to discuss the fourth quarter results on Friday, January 28, at 10:00 a.m. Eastern Time.  The call will be webcast and can be accessed at the Investor Relations/Corporate Profile page of MBT Financial Corp.’s web site www.mbandt.com. The call can also be accessed by calling (877) 317-6789. The event will be archived on the Company’s web site and available for twelve months following the call.

About the Company
MBT Financial Corp. (NASDAQ: MBTF), a single bank holding company headquartered in Monroe, Michigan, is the parent company of Monroe Bank & Trust (MBT).

Founded in 1858, MBT is one of the largest community banks in Southeast Michigan. MBT is a full-service bank, offering a complete range of business and personal accounts, credit options, and phone and online banking services. MBT’s Wealth Management Group is one of the largest and most respected in Southeastern Michigan. With 25 offices, 41 ATMs, and a comprehensive array of products and services, MBT prides itself in offering an incomparable banking experience for its customers.  Visit MBT’s web site at www.mbandt.com.

Forward-Looking Statements
Certain statements contained herein are not based on historical facts and are "forward-looking statements" within the meaning of Section 21A of the Securities Exchange Act of 1934.  Forward-looking statements which are based on various assumptions (some of which are beyond the Company's control), may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of these terms.  Actual results could differ materially from those set forth in forward-looking statements, due to a variety of factors, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset/liability management, change in the financial and securities markets, including changes with respect to the market value of our financial assets, the availability of and costs associated with sources of liquidity, and the ability of the Company to resolve or dispose of problem loans.  The Company undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

MBT FINANCIAL CORP.
CONSOLIDATED FINANCIAL HIGHLIGHTS - UNAUDITED

	Quarterly					Year to Date
	2010	2010	2010	2010	2009
(dollars in thousands except per share data)	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	2010	2009

EARNINGS
Net interest income	$8,814	$9,421	$9,188	$9,405	$10,101	$36,828	$41,015
FTE Net interest income	$8,985	$9,603	$9,389	$9,677	$10,417	$37,654	$42,375
Provision for loan and lease losses	$7,086	$7,464	$3,750	$2,200	$17,000	$20,500	$36,000
Non-interest income	$4,195	$4,381	$6,819	$4,041	$(40)	$19,436	$10,480
Non-interest expense	$10,277	$10,676	$12,629	$10,898	$11,798	$44,480	$49,774
Net income (loss)	$(7,537)	$(4,338)	$(372)	$348	$(25,112)	$(11,899)	$(34,177)
Basic earnings (loss) per share	$(0.44)	$(0.27)	$(0.02)	$0.02	$(1.55)	$(0.72)	$(2.11)
Diluted earnings (loss) per share	$(0.44)	$(0.27)	$(0.02)	$0.02	$(1.55)	$(0.72)	$(2.11)
Average shares outstanding	17,214,768	16,329,549	16,225,327	16,216,177	16,204,139	16,498,734	16,186,478
Average diluted shares outstanding	17,214,768	16,329,549	16,225,327	16,216,708	16,204,139	16,498,734	16,186,478

PERFORMANCE RATIOS
Return on average assets	-2.39%	-1.37%	-0.11%	0.10%	-7.17%	-0.92%	-2.36%
Return on average common equity	-35.55%	-19.74%	-1.77%	1.71%	-90.17%	-14.06%	-29.53%

Base Margin	3.03%	3.21%	3.03%	3.01%	3.08%	3.07%	3.01%
FTE Adjustment	0.06%	0.06%	0.07%	0.09%	0.10%	0.07%	0.10%
Loan Fees	0.03%	0.05%	0.03%	0.03%	0.04%	0.03%	0.05%
FTE Net Interest Margin	3.12%	3.32%	3.13%	3.13%	3.22%	3.17%	3.16%

Efficiency ratio	67.61%	65.36%	63.84%	67.75%	61.93%	66.13%	65.07%
Full-time equivalent employees	342	350	356	351	362	350	369

CAPITAL
Average equity to average assets	6.73%	6.94%	6.44%	6.08%	7.95%	6.54%	8.00%
Book value per share	$4.29	$4.94	$5.31	$5.17	$5.04	$4.29	$5.04
Cash dividend per share	$-	$-	$-	$-	$-	$-	$0.02

ASSET QUALITY
Loan Charge-Offs	$7,217	$11,010	$3,967	$2,362	$11,721	$24,556	$31,994
Loan Recoveries	$607	$266	$131	$211	$211	$1,215	$1,529
Net Charge-Offs	$6,610	$10,744	$3,836	$2,151	$11,510	$23,341	$30,465

Allowance for loan and lease losses	$21,223	$20,746	$24,026	$24,112	$24,063	$21,223	$24,063

Nonaccrual Loans	$67,581	$64,192	$65,066	$61,722	$56,992	$67,581	$56,992
Loans 90 days past due	$4	$117	$166	$53	$20	$4	$20
Restructured loans	$14,098	$15,290	$25,058	$28,042	$29,102	$14,098	$29,102
Total non performing loans	$81,683	$79,599	$90,290	$89,817	$86,114	$81,683	$86,114
Other real estate owned & other assets	$19,815	$19,042	$18,387	$19,634	$18,832	$19,815	$18,832
Nonaccrual Investment Securities	$4,740	$4,740	$4,740	$4,740	$4,740	$4,740	$4,740
Total non performing assets	$106,238	$103,381	$113,417	$114,191	$109,686	$106,238	$109,686
Problem Loans Still Performing	$53,726	$49,589	$41,693	$44,105	$46,278	$53,726	$46,278
Total Problem Assets	$159,964	$152,970	$155,110	$158,296	$155,964	$159,964	$155,964

Net loan charge-offs to average loans	3.39%	5.32%	1.88%	1.04%	5.25%	2.89%	3.36%
Allowance for losses to total loans	2.82%	2.64%	2.97%	2.93%	2.83%	2.82%	2.83%
Non performing loans to gross loans	10.84%	10.13%	11.18%	10.91%	10.13%	10.84%	10.13%
Non performing assets to total assets	8.44%	8.21%	8.98%	8.27%	7.93%	8.44%	7.93%
Allowance to non performing loans	25.98%	26.06%	26.61%	26.85%	27.94%	25.98%	27.94%

END OF PERIOD BALANCES
Loans and leases	$753,860	$786,054	$807,788	$823,515	$849,910	$753,860	$849,910
Total earning assets	$1,151,371	$1,143,825	$1,144,120	$1,260,637	$1,258,073	$1,151,371	$1,258,073
Total assets	$1,259,377	$1,259,876	$1,263,678	$1,381,616	$1,383,369	$1,259,377	$1,383,369
Deposits	$1,031,893	$1,022,460	$1,023,657	$1,028,921	$1,031,791	$1,031,893	$1,031,791
Interest Bearing Liabilities	$1,027,320	$1,022,398	$1,022,293	$1,149,728	$1,155,253	$1,027,320	$1,155,253
Shareholders' equity	$73,998	$84,079	$86,201	$83,913	$81,764	$73,998	$81,764
Total Shares Outstanding	17,252,329	17,030,844	16,228,029	16,222,177	16,210,110	17,252,329	16,210,110

AVERAGE BALANCES
Loans and leases	$773,269	$801,240	$816,487	$836,122	$869,130	$806,594	$905,354
Total earning assets	$1,141,829	$1,148,796	$1,205,711	$1,253,567	$1,283,459	$1,187,067	$1,341,358
Total assets	$1,249,543	$1,256,422	$1,311,835	$1,361,507	$1,390,421	$1,294,414	$1,447,386
Deposits	$1,015,740	$1,025,385	$1,017,761	$1,024,651	$1,024,353	$1,020,871	$1,057,709
Interest Bearing Liabilities	$1,009,619	$1,025,493	$1,093,471	$1,149,938	$1,158,525	$1,069,124	$1,207,593
Shareholders' equity	$84,123	$87,184	$84,486	$82,775	$110,488	$84,653	$115,723

MBT FINANCIAL CORP.
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

	Quarter Ended December 31,		Year Ended December 31,
Dollars in thousands (except per share data)	2010	2009	2010	2009
Interest Income
Interest and fees on loans	$10,832	$12,915	$46,010	$52,909
Interest on investment securities-
Tax-exempt	396	779	1,936	3,358
Taxable	1,724	2,776	8,508	14,648
Interest on balances due from banks	32	32	132	89
Total interest income	12,984	16,502	56,586	71,004

Interest Expense
Interest on deposits	3,126	3,706	13,094	17,986
Interest on borrowed funds	1,044	2,695	6,664	12,003
Total interest expense	4,170	6,401	19,758	29,989

Net Interest Income	8,814	10,101	36,828	41,015
Provision For Loan Losses	7,086	17,000	20,500	36,000

Net Interest Income After
Provision For Loan Losses	1,728	(6,899)	16,328	5,015

Other Income
Income from wealth management services	1,010	1,006	4,049	3,762
Service charges and other fees	1,312	1,484	5,297	5,788
Net gain (loss) on sales of securities	(9)	2,400	3,260	7,421

Other Than Temporary Impairment on securities	-	(5,859)	-	(14,952)
Portion of OTTI loss recognized in other comprehensive income (before taxes)	-	(581)	-	3,191
Net impairment losses	-	(6,440)	-	(11,761)

Origination fees on mortgage loans sold	259	123	717	473
Bank Owned Life Insurance income	412	459	1,944	1,493
Other	1,211	928	4,169	3,304
Total other income	4,195	(40)	19,436	10,480

Other Expenses
Salaries and employee benefits	4,668	4,784	19,106	20,740
Occupancy expense	673	815	2,867	3,260
Equipment expense	753	721	3,170	3,069
Marketing expense	257	236	991	1,034
Professional fees	618	277	2,155	1,563
Collection expense	114	65	377	750
Net loss on other real estate owned	634	2,576	3,700	10,533
Other real estate owned expense	714	272	2,630	1,437
FDIC deposit insurance assessment	859	562	3,130	2,876
Debt prepayment penalties	-	-	2,492	-
Other	987	1,490	3,862	4,512
Total other expenses	10,277	11,798	44,480	49,774

Loss Before Income Taxes	(4,354)	(18,737)	(8,716)	(34,279)
Income Tax Expense (Benefit)	3,183	6,375	3,183	(102)
Net Loss	$(7,537)	$(25,112)	$(11,899)	$(34,177)

Basic Loss Per Common Share	$(0.44)	$(1.55)	$(0.72)	$(2.11)

Diluted Loss Per Common Share	$(0.44)	$(1.55)	$(0.72)	$(2.11)

Dividends Declared Per Common Share	$-	$-	$-	$0.02

MBT FINANCIAL CORP.
CONSOLIDATED BALANCE SHEETS

	December 31, 2010	December 31,
Dollars in thousands	(Unaudited)	2009
Assets
Cash and Cash Equivalents
Cash and due from banks
Non-interest bearing	$13,789	$18,448
Interest bearing	72,511	51,298
Total cash and cash equivalents	86,300	69,746

Securities - Held to Maturity	23,804	36,433
Securities - Available for Sale	289,365	307,346
Federal Home Loan Bank stock - at cost	11,831	13,086
Loans held for sale	973	931
Loans - Net	731,664	824,916
Accrued interest receivable and other assets	34,207	50,580
Bank Owned Life Insurance	50,664	47,953
Premises and Equipment - Net	30,569	32,378
Total assets	$1,259,377	$1,383,369

Liabilities
Deposits:
Non-interest bearing	$148,208	$135,038
Interest-bearing	883,685	896,753
Total deposits	1,031,893	1,031,791

Federal Home Loan Bank advances	113,500	228,500
Repurchase agreements	30,000	30,000
Notes Payable	135	-
Interest payable and other liabilities	9,851	11,314
Total liabilities	1,185,379	1,301,605

Shareholders' Equity
Common stock (no par value)	2,146	593
Retained Earnings	76,497	88,396
Unearned Compensation	(187)	-
Accumulated other comprehensive loss	(4,458)	(7,225)
Total shareholders' equity	73,998	81,764
Total liabilities and shareholders' equity	$1,259,377	$1,383,369

FOR FURTHER INFORMATION:
H. Douglas Chaffin	John L. Skibski	Mary Jane Town
Chief Executive Officer	Chief Financial Officer	Marketing Officer
(734) 384-8123	(734) 242-1879	(734) 240-2510
doug.chaffin@mbandt.com	john.skibski@mbandt.com	maryjane.town@mbandt.com